SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                     FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            HOWMET INTERNATIONAL INC.
              (Exact name of registrant as specified in its charter)


                   DELAWARE                           52-1946684
         (State of incorporation or    (IRS Employer Identification No.)
                 organization)

             475 Steamboat Road,                        06830
           Greenwich, Connecticut
           (Address of principal                      (Zip Code)
             executive offices)


         If this form relates to the        If this form relates to the
         registration of a class of         registration of a class of
         securities pursuant to Section     securities pursuant to Section
         12(b) of the Exchange Act and      12(g) of the Exchange Act and is
         is effective pursuant to           effective pursuant to General
         General Instruction A.(c),         Instruction A.(d), please check
         please check the following         the following box.
         box.  x


         Securities Act registration statement                333-37573
         file number to which this form relates:           (if applicable)
                   (if applicable)

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

         Common Stock,                           New York Stock Exchange
         par value $.01 per share


         Securities to be registered pursuant to Section 12(g) of the Act:

                                        None





         ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
                   REGISTERED.

                   A description of the common stock, par value $.01 per share ("Common Stock"), of the Registrant is set forth under the caption "Description of Capital Stock -- The Company -- Common Stock" in the Prospectus which forms a part of the Registration Statement on Form S-1 (Commission File No. 333-37573), as filed with the Securities and Exchange Commission (the "Commission") on October 9, 1997, as amended by Amendments Nos. 1, 2 and 3 on October 21, 1997, November 12 and November 21, 1997, respectively, and by any other amendment filed prior to the effectiveness of the Registration Statement, which description is incorporated herein by reference.

         ITEM 2.   EXHIBITS.

                   1. Registration Statement on Form S-1 (Commission File No. 333-37573), as filed with the Commission on October 9, 1997, as amended by Amendments Nos. 1, 2 and 3 on October 21, 1997, November 12 and November 21, 1997, respectively, and by any other amendment filed prior to the effectiveness of the Registration Statement (incorporated herein by reference).





                                    SIGNATURE


                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       HOWMET INTERNATIONAL INC.



         Date:  November 21, 1997      By:  /s/ Roland A. Paul
                                            Name:   Roland A. Paul
                                            Title:  Vice President -
                                                    General Counsel
                                                    and Secretary





                                   EXHIBIT LIST


         EXHIBIT NUMBER                                         PAGE

         1. Registration Statement on Form S-1 (Commission File No. 333-37573), as filed with the Commission on October 9, 1997, as amended by Amendments Nos. 1, 2 and 3 on October 21, 1997, November 12 and November 21, 1997, respectively, and by any other amendment filed prior to the effectiveness of the Registration Statement (incorporated herein by reference).